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                                                                    Exhibit 99.1

During 1997 the Financial Accounting Standards Board issued Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share" which is effective for the Company beginning with the first quarter of fiscal 1998. SFAS No. 128 replaces the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Following are restated earnings per share amounts for prior periods computed in compliance with SFAS No. 128.

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Selected Financial Data:                                                     Amounts in thousands, except per share data

Years ended September 30                                          1997       1996        1995       1994        1993       1992
                                                                  ----       ----        ----       ----        ----       ----

Earnings (Loss) Per Share
-------------------------
   Basic Earnings (Loss)  Per Share:
      Income Before Cumulative Effect of
        Accounting Changes                                    $   2.42    $   2.21   $   1.85    $   1.55    $   1.38   $   1.31
      Cumulative Effect of Accounting Changes                        -           -          -           -       (0.93)         -
      Net Income                                              $   2.42    $   2.21   $   1.85    $   1.55    $   0.45   $   1.31

   Diluted Earnings (Loss)  Per Share:
      Income Before Cumulative Effect of
        Accounting Changes                                    $   2.30    $   2.11   $   1.79    $   1.51    $   1.35   $   1.27
      Cumulative Effect of Accounting Changes                        -           -          -           -       (0.90)         -
      Net Income                                              $   2.30    $   2.11   $   1.79    $   1.51    $   0.45   $   1.27

   Average Common Shares Outstanding                           122,615     126,709    134,144     144,474     151,666    151,353
   Average Common and Common Equivalent
      Shares Outstanding - Assuming Dilution                   129,793     133,823    140,175     149,309     156,604    156,721


Reconciliation between the calculation of basic and diluted earnings per share:

                                                                    1997       1996        1995
                                                                    ----       ----        ----

Income Before Cumulative Effect of Accounting Changes           $ 300,074   $ 283,447  $  251,696
Less: Preferred Stock Dividends                                    (3,365)     (3,484)     (3,596)
                                                                  --------    --------    --------
Income Before Cumulative Effect of Accounting Changes
      Applicable to Common Shareholders                           296,709     279,963     248,100
Cumulative Effect of Accounting Changes, Net of Taxes                   -           -           -
                                                                  --------    --------    --------
Income Available to Common Shareholders                           296,709     279,963     248,100
Preferred Stock Dividends - Using the "If Converted" Method         3,365       3,484       3,596
Additional ESOP Contribution - Using the "If Converted" Method     (1,124)     (1,288)     (1,419)
                                                                 --------    --------    --------
Income Available to Common Shareholders After Assumed
Conversions                                                     $ 298,950   $ 282,159  $  250,277
                                                                 ========    ========    ========


Average Common Shares Outstanding                                 122,615     126,709     134,144
Dilutive Stock Equivalents from Stock Plans                         4,406       4,243       3,063
Shares Issuable Upon Conversion of Preferred Stock                  2,772       2,871       2,968
Average Common and Common Equivalent                              --------    --------    --------
  Shares Outstanding - Assuming Dilution                          129,793     133,823     140,175
                                                                  ========    ========    ========


Quarterly Financial Data:
------------------------
                                                                    1st            2nd           3rd            4th          Year
1997

  Basic Earnings Per Share                                         $0.46         $0.67         $0.57           $0.72        $2.42
  Diluted Earnings Per Share                                        0.44          0.63          0.54            0.69         2.30

1996

  Basic Earnings Per Share                                         $0.34         $0.58         $0.61           $0.69        $2.21
  Diluted Earnings Per Share                                        0.33          0.55          0.58            0.66         2.11
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